JPM10D                                                               Appendix I
                           THE JPM INSTITUTIONAL FUNDS
                     AMENDMENT NO. 7 TO DECLARATION OF TRUST

                                  Amendment and
                 Seventh Amended and Restated Establishment and
                       Designation of Series of Shares of
                Beneficial Interest (par value $0.001 per share)
                              Dated April 10, 1997

     Pursuant to Sections 6.9 and 9.3 of the Declaration of Trust, dated as of November 4, 1992, as amended (the "Declaration of Trust"), of The JPM Institutional Funds (the "Trust"), the Trustees of the Trust hereby (i) change the names of The JPM Institutional Money Market Fund, The JPM Institutional Selected U.S. Equity Fund and The JPM Institutional Small Company Growth Fund to "The JPM Institutional Prime Money Market Fund," "The JPM Institutional U.S. Equity Fund" and "The JPM Institutional U.S. Small Company Opportunities Fund," respectively (such name changes to become effective May 12, May 12 and April 10, 1997, respectively), (ii) abolish the establishment and designation of the series of Shares (as defined in the Declaration of Trust) of The JPM Institutional U.S. Stock Fund, and (iii) designate five additional series of Shares, such additional series of Shares together with the existing series of Shares totalling twenty-seven series of Shares (each a "Fund" and collectively the "Funds") of the Trust.

         1. The Funds shall be redesignated and redesignated or designated as follows:

             The JPM Institutional Federal Money Market Fund
             The JPM Institutional Prime Money Market Fund
             The JPM Institutional Tax Exempt Money Market Fund
             The JPM Institutional Short Term Bond Fund
             The JPM Institutional Bond Fund
             The JPM Institutional Tax Exempt Bond Fund
             The JPM Institutional U.S. Equity Fund
             The JPM Institutional U.S. Small Company Fund
             The JPM Institutional International Equity Fund
             The JPM Institutional Diversified Fund
             The JPM Institutional International Bond Fund
             The JPM Institutional Emerging Markets Equity Fund
             The JPM Institutional New York Total Return Bond Fund
             The JPM Institutional Asia Growth Fund
             The JPM Institutional Japan Equity Fund
             The JPM Institutional European Equity Fund
             The JPM Institutional Disciplined Equity Fund
             The JPM Institutional Global Strategic Income Fund
             The JPM Institutional International Opportunities Fund
             The JPM Institutional U.S. Small Company Opportunities Fund The JPM Institutional Emerging Markets Debt Fund
             The JPM Institutional Latin American Equity Fund
             The JPM Institutional Treasury Money Market Fund
             The JPM Institutional Service Treasury Money Market Fund The JPM Institutional Service Prime Money Market Fund
             The JPM Institutional Service Federal Money Market Fund
             The JPM Institutional Service Tax Exempt Market Fund

             and shall have the following special and relative rights:

         2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of a Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares of the Fund shall be entitled to vote, shall represent a PRO RATA beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its PRO RATA share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.

         3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

         4. The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 6.9 of the Declaration of Trust.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund, previously, now or hereafter created, or otherwise to change the special and relative rights of any Fund or any such other series of Shares.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 10th day of April, 1997. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.



                                            /s/ Frederick S. Addy
                                                     Frederick S. Addy


                                            /s/ William G. Burns
                                                     William G. Burns


                                            /s/ Arthur C. Eschenlauer
                                                     Arthur C. Eschenlauer


                                            /s/ Matthew Healey
                                                     Matthew Healey


                                            /s/ Michael P. Mallardi
                                                     Michael P. Mallardi

JPM10D